UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014 (November 19, 2014)

ALCOA INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices) (Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 25, 2014, Alcoa Inc. (the “Company”) and Alcoa IH Limited, a wholly owned subsidiary of the Company, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe) Limited, FR Acquisition Finance Subco (Luxembourg), S.à.r.l. (the “Seller”), and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., collectively in their capacity as the Seller Representative, pursuant to which the Company agreed to acquire the Firth Rixson business.

On November 19, 2014, the Company completed its acquisition of the Firth Rixson business (the “Closing”). Also on November 19, 2014, in connection with the Closing, the Company entered into a registration rights agreement with Firth Rixson (Cyprus) Limited, an affiliate of the Seller and Seller Representative, relating to 36,523,010 shares of Company common stock issued to Firth Rixson (Cyprus) Limited at the Closing (the “Shares”) in accordance with the terms of the Share Purchase Agreement.

The registration rights agreement requires the Company, subject to the terms and conditions thereof, to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement on Form S-3 for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Shares, pursuant to which Firth Rixson (Cyprus) Limited or its permitted transferees may dispose of the Shares on a registered basis after a lock-up period specified in the Share Purchase Agreement. The foregoing description of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the registration rights agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Shares were issued in a private placement pursuant to the terms of the Share Purchase Agreement, and may only be offered or sold pursuant to an effective registration statement or an exemption from registration under the Securities Act.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Shares is incorporated by reference into this Item 3.02. The issuance of the Shares at Closing, with an aggregate value of $500 million based on a per share price of $13.69 per share, which had been agreed by the parties at the time the Share Purchase Agreement was executed, was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, because such issuance did not involve a public offering.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on November 20, 2014 announcing the completion of its acquisition of the Firth Rixson business. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed as part of this report:

10.1	Registration Rights Agreement, dated as of November 19, 2014, by and between Alcoa Inc. and Firth Rixson (Cyprus) Limited.

The following exhibit is furnished as part of this report:

99.1	Press Release issued by Alcoa Inc., dated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2014

ALCOA INC.

By:	/s/ MAX LAUN
Name:	Max Laun
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of November 19, 2014, by and between Alcoa Inc. and Firth Rixson (Cyprus) Limited.

99.1	Press Release issued by Alcoa Inc., dated November 20, 2014.